Exhibit 99.1

PHARMACYTE BIOTECH, INC.
23046 Avenida de la Carlota, Suite 600

Laguna Hills, California 92653

August 23, 2019

To Our Stockholders:

You are cordially invited to attend a Special Meeting of the stockholders of PharmaCyte Biotech, Inc., a Nevada corporation (“PharmaCyte”), to be held at the Courtyard by Marriott located at 7955 Irvine Center Drive, Irvine, California 92618 on Wednesday, September 11, 2019 at 11:00 a.m. Pacific Daylight Time to consider and vote on the following matters:

1.	To approve a Certificate of Amendment to PharmaCyte’s Articles of Incorporation, as amended, to provide PharmaCyte’s Board of Directors (“Board”) the power to designate the rights and preferences of PharmaCyte’s preferred stock;

2.	To elect six directors as nominated by the Board, each to serve a one-year term;

3.	To ratify the appointment of Armanino LLP as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2020; and

4.	To consider and act upon any other business as may properly come before the Special Meeting or any adjournments thereof.

The formal Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Your vote is important to us, and your shares should be represented at the meeting whether or not you are able to attend. Accordingly, I encourage you promptly to mark, sign, date and return the accompanying proxy.

On behalf of the Board, thank you for your continued support of PharmaCyte.

Sincerely,

/s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chairman of the Board, Chief Executive Officer, President and General Counsel

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 11, 2019

NOTICE IS HEREBY GIVEN that PharmaCyte Biotech, Inc., a Nevada corporation (“PharmaCyte”), will be holding a Special Meeting of Stockholders (“Special Meeting”) on Wednesday, September 11, 2019 at 11:00 a.m. Pacific Daylight Time at the Courtyard by Marriott located at 7955 Irvine Center Drive, Irvine, California 92618 for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To approve a Certificate of Amendment to PharmaCyte’s Articles of Incorporation, as amended, to provide PharmaCyte’s Board of Directors (“Board”) the power to designate the rights and preferences of PharmaCyte’s preferred stock;

2.	To elect six directors as nominated by the Board, each to serve a one-year term;

3.	To ratify the selection of Armanino LLP as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2020; and

4.	To consider and act upon any other business as may properly come before the Special Meeting or any adjournments thereof.

All stockholders owning common stock of PharmaCyte of record at the close of business on August 16, 2019 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

The Board has authorized the solicitation of proxies and unanimously recommends a vote FOR Items 1, 2 and 3 described above.

If you submit a proxy, you may revoke your proxy at any time before its exercise by notifying PharmaCyte’s Secretary in writing at c/o PharmaCyte Biotech, Inc., 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653 prior to the Special Meeting, and, if you attend the Special Meeting, you may revoke your proxy if previously submitted and vote in person by notifying the PharmaCyte’s Secretary at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Special Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided.

By Order of the Board of Directors,

/s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chairman of the Board, Chief Executive Officer, President and General Counsel

Laguna Hills, California
August 23, 2019

PHARMACYTE BIOTECH, INC.

________________________

PROXY STATEMENT

________________________

FOR THE 2019 SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of PharmaCyte Biotech, Inc., a Nevada corporation (“PharmaCyte”), 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653, for use at the 2019 Special Meeting of Stockholders (“Special Meeting”) to be held on Wednesday, September 11, 2019, at 11:00 a.m. Pacific Daylight Time, at the Courtyard by Marriott located at 7955 Irvine Center Drive, Irvine, California 92618. The Board urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to attend the Special Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. This Proxy Statement and the enclosed proxy card are being mailed to the stockholders of PharmaCyte on or about August 23, 2019.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying PharmaCyte’s Secretary, in writing, before the Special Meeting. Any stockholder attending the Special Meeting may revoke his, her or its proxy and vote personally by notifying PharmaCyte’s Secretary at the Special Meeting.

Only stockholders owning common stock, as of record at the close of business on August 16, 2019 (“Record Date”), will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. At the close of business on the Record Date, PharmaCyte had 1,328,171,172 outstanding shares of common stock, $0.0001 par value per share (“Common Stock”). Each share of Common Stock entitles the holder thereof to one vote for each share of Common Stock held of record on the Record Date on each matter that may properly come before the Special Meeting. We encourage you to vote promptly, even if you plan to attend the Special Meeting.

If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in accordance with the recommendations of the Board on all proposals. The presence in person or by proxy of one-third (1/3) of the voting power represented by outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Special Meeting.

If a quorum exists, except with respect to the election of directors, action on a matter by the shareholders is approved if the votes cast by the holders of the shares represented at the Special Meeting in person or by proxy and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that matter). This means that the number of shares voted “FOR” an action or matter must exceed the number of shares voted “Against” that action or matter. With respect to the election of directors, if a quorum exists, directors are to be elected by a plurality of the votes cast by the shares entitled to vote (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). Accordingly, the six nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for election will be the duly elected directors.

PROXY STATEMENT SUMMARY

2019 SPECIAL MEETING OF STOCKHOLDERS

Date and Time: Wednesday, September 11, 2019, 11:00 a.m. Pacific Daylight Time

Location: The Courtyard by Marriott, 7955 Irvine Center Drive, Irvine, California 92618

Record Date: August 16, 2019

MEETING AGENDA AND BOARD RECOMMENDATIONS

Item		Board Recommendation	Page Reference
1.	To approve a Certificate of Amendment (“Articles Amendment”) to PharmaCyte’s Articles of Incorporation, as amended (“Articles”) to provide the Board the power to designate the rights and preferences of PharmaCyte’s preferred stock;	FOR	5
2.	To elect six directors as nominated by the Board, each to serve a one-year term;	FOR	7
3.	To ratify Armanino LLP (“Armanino”) as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2020; and	FOR	22
4.	To consider and act upon any other business as may properly come before the Special Meeting or any adjournments thereof.	FOR	26

Item 1 — APPROVAL OF ARTICLES AMENDMENT TO PROVIDE THE BOARD OF DIRECTORS WITH THE POWER TO DESIGNATE THE RIGHTS AND PREFERENCES OF PHARMACYTE’S PREFERRED STOCK

We are asking stockholders to approve the Articles Amendment, substantially in the form of hereto, that would provide the Board the power to designate the rights and preferences of PharmaCyte’s preferred stock. Additional information regarding this item may be found beginning on page 5.

ITEM 2 — ELECTION OF DIRECTORS

The Board has nominated six directors for election at the Special Meeting, based on the recommendation of the Board’s Nominating Committee. Additional information regarding each nominee may be found beginning on page 7.

ITEM 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Though not required, as a matter of good corporate governance, we are asking stockholders to ratify the selection of Armanino as our independent registered public accounting firm for our fiscal year ending April 30, 2020. Additional information regarding this item may be found beginning on page 22.

ITEM 4 — ADJOURNMENT

At the Special Meeting, we may ask our stockholders to vote on a proposal to adjourn the Special Meeting if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve any of the other proposals. Additional information regarding this item may be found beginning on page 26.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING	1
What is the purpose of the Special Meeting?	1
Who is entitled to attend and vote at the Special Meeting?	1
How many votes do I have?	1
How many shares must be present to hold the Special Meeting?	1
What is a proxy?	1
What is the difference between a “stockholder of record” and a “street name” holder?	2
How do I vote my shares?	2
What does it mean if I receive more than one proxy card?	2
What happens if I do not return a proxy card or otherwise provide proxy instructions?	2
Can I revoke my proxy and change my vote?	2
What vote is required to approve each item of business included in the Proxy?	3
How does the Board of Directors recommend that I vote?	3
Where can I find the voting results of the meeting?	3
What happens if the Special Meeting is postponed or adjourned?	3
Will your independent registered public accounting firm participate in the Special Meeting?	4
Are members of the Board required to attend the Special Meeting?	4
Who pays for the cost of proxy preparation and solicitation?	4

ITEM 1 — APPROVAL OF ARTICLES AMENDMENT TO PROVIDE THE BOARD OF DIRECTORS THE POWER TO DESIGNATE THE RIGHTS AND PREFERENCES OF PHARMACYTE’S PREFERRED STOCK	5

ITEM 2 - ELECTION OF SIX DIRECTORS	7

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

REPORT OF THE AUDIT COMMITTEE	23

SECURITY OWNERSHIP	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25

ITEM 4 - ADJOURNMENT	26

“HOUSEHOLDING” OF PROXY MATERIALS	27

OTHER MATTERS	27

WHERE YOU CAN FIND MORE INFORMATION	27

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the Special Meeting?

At our Special Meeting, holders of our Common Stock will be asked to vote on the following proposals:

1.	Approval of the Articles Amendment to provide the Board the power to designate the rights and preferences of PharmaCyte’s preferred stock;
2.	To elect six directors as nominated by the Board, each to serve a one-year term;
3.	Ratification of the selection of Armanino as our independent registered public accounting firm for the fiscal year ending April 30, 2020 (“Fiscal 2020”); and
4.	Consider and act upon any other business as may properly come before the Special Meeting or any adjournments thereof.

Who is entitled to attend and vote at the Special Meeting?

You may vote if you owned shares of our Common Stock as of the close of business on August 16, 2019 (“Record Date”), which is the record date for determining who is eligible to attend and vote (in person or by proxy) at the Special Meeting or any adjournments or postponements thereof, and your stock ownership is reflected in our record books. As of the close of business on the Record Date, our record book reflects that we had outstanding a total of 1,328,171,172 shares of Common Stock which were eligible to vote. Each share of Common Stock is entitled to one vote.

How many votes do I have?

You have one vote for each share of our Common Stock that you owned on the Record Date. With respect to the election of directors, if a quorum exists, directors are to be elected by a plurality of the votes cast by the shares entitled to vote (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). Accordingly, the six nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for election will be the duly elected directors.

How many shares must be present to hold the Special Meeting?

In accordance with our by-laws, one-third (1/3) of the outstanding shares of our Common Stock entitled to vote as of the Record Date must be present at the Special Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Special Meeting if:

•	you are present and vote in person at the Special Meeting;
•	you have properly and timely submitted your vote as described below under “How do I vote my shares?”; or
•	you hold your shares in street name, as described below, and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretion to vote your shares.

If a quorum is not present or represented at the Special Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Special Meeting, without notice other than an announcement at that time, until a quorum is present or represented.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two of our executive officers have been designated as proxies for the Special Meeting. Those executive officers are Kenneth L. Waggoner and Carlos A. Trujillo.

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What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I vote my shares?”.

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

•	By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m. Eastern Time on September 10, 2019.
•	At the Special Meeting. You can vote your shares in person during the Special Meeting.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares.

Your vote is important, and we encourage you to vote promptly.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

What happens if I do not return a proxy card or otherwise provide proxy instructions?

If you fail to vote or otherwise provide proxy instructions, it will have the same effect as voting against Items 1, 2, 3 and 4. If your shares are held in street name and you fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as “broker non-votes.”

Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Special Meeting.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy and change your vote by:

•	Submitting a later-dated and properly executed proxy card to our Corporate Secretary at PharmaCyte’s address listed above, which must be received by us before the time of the Special Meeting;
•	Delivering a written notice of revocation to our Corporate Secretary at PharmaCyte’s address listed above, which must be received by us before the time of the Special Meeting; or
•	Attending the Special Meeting and voting. Your attendance at the Special Meeting will not by itself revoke a proxy that you have previously submitted.

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What vote is required to approve each item of business included in the Proxy?

Except as provided by law, with respect to Proposal 1, according to PharmaCyte’s bylaws, if a quorum exists, action on a matter by the shareholders is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that matter). This means that the number of shares voted “FOR” an action or matter (other than the election of a director) must exceed the number of shares voted “Against” that action or matter.

With respect to the election of directors, if a quorum exists, directors are to be elected by a plurality of the votes cast by the shares entitled to vote (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). Accordingly, the six nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for election will be the duly elected directors.

With respect to the approval of the ratification of the appointment of Armanino as our independent registered public accounting firm, such proposal will be approved if the number of votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action or proposal exceed the votes cast opposing the action or proposal.

Approval of any other matters to come before the Special Meeting would require the vote as set forth in the Nevada Revised Statutes or our Articles.

How does the Board of Directors recommend that I vote?

We are asking for your vote on the following proposals:

•	Approval of the Articles Amendment to provide the Board the power to designate the rights and preferences of PharmaCyte’s preferred stock;
•	Election of six directors as nominated by the Board, each to serve a one-year term;
•	Ratification of the appointment of Armanino as our independent registered public accounting firm for Fiscal 2020; and
•	Consider and act upon any other business as may properly come before the Special Meeting or any adjournments thereof.

Our Board recommends that you vote “FOR” each of the above items. We are not aware of any other matters that will be voted on at the Special Meeting. If any other business properly comes before the meeting, however, the persons named as proxies for stockholders will vote on those matters in a way they consider appropriate.

Where can I find the voting results of the meeting?

We expect to announce preliminary voting results at the Special Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Special Meeting. If final voting results are not available within the four-business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing the final voting results.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed or adjourned, your proxy will remain valid and may be voted when the Special Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

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Will your independent registered public accounting firm participate in the Special Meeting?

Our independent registered public accounting firm is Armanino. A representative of Armanino will be available by teleconference at the Special Meeting, will be available to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Are members of the Board required to attend the Special Meeting?

Directors are encouraged, but not required, to attend the Special Meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We also will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

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ITEM 1 — Approval of Articles Amendment to Provide the Board the Power to Designate the Rights and Preferences of PharmaCyte’s Preferred Stock

Authorization of “Blank Check” Preferred Stock

On August 10, 2019, our Board unanimously approved the Articles Amendment to provide our Board the power to designate the rights and preferences of our preferred stock. Our current Articles authorize 10,000,000 shares of preferred stock, such preferred stock is not “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our stockholders and the terms, rights and features of which are determined by our Board upon issuance. The authorization of such “blank check” preferred stock permits our Board of to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders. The Articles Amendment will not increase or decrease the number of authorized shares of preferred stock. Rather, the Articles Amendment makes the authorized preferred shares blank check preferred shares.

If the Articles Amendment is approved, the Board will have the power to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders, and the Board will designate the rights and preferences of any such series. Subject to the provisions of the Articles Amendment and the limitations prescribed by law, our Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders. Our Board would be required to make any determination to issue shares of preferred stock based on its judgment as to what is in the best interests of PharmaCyte and our stockholders.

The Board believes that the authorization of the blank check preferred stock will provide PharmaCyte with increased financial flexibility in meeting future capital requirements. It will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board for any proper corporate purpose. In addition, if the Articles Amendment is approved by stockholders, following the filing of the Articles Amendment with the Secretary of State of Nevada, the Board intends to designate a series of preferred stock with supermajority voting power (“New Series”) and to issue one or more shares of such New Series to an officer of PharmaCyte. It is expected that such officer will vote his shares of the New Series to approve a certificate of amendment to the Articles that will have the effect of increasing the authorized shares of PharmaCyte’s Common Stock. The Board believes that additional authorized shares of Common Stock will provide PharmaCyte with increased financial flexibility in meeting future capital requirements. However, PharmaCyte has no present plans or commitments for the issuance or use of the additional shares of Common Stock that may be authorized.

If the Articles Amendment is approved, it will become effective upon the filing of the Articles Amendment with the Secretary of State of the State of Nevada.

Effect of Proposal 1 on Current Stockholders

The issuance by PharmaCyte of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of PharmaCyte by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of PharmaCyte. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of PharmaCyte by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board to issue such shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of PharmaCyte by tender offer or other means.

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Vote Required

Proposal 1 will be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote exceed the votes cast opposing the action (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that matter). This means that the number of shares voted “FOR” Proposal 1 must exceed the number of shares voted “Against” Proposal 1.

Board Recommendation

The Board recommends a vote FOR the approval of the Articles Amendment. Proxies will be voted FOR the Articles Amendment unless otherwise specified.

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ITEM 2 — ELECTION OF SIX DIRECTORS

Our Board currently has seven members. Based on the recommendation of Board’s Nominating Committee, the Board has nominated each of the following six directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Kenneth L. Waggoner, JD, Gerald W. Crabtree, PhD, Thomas Liquard, Thomas C. K. Yuen, Michael M. Abecassis, MD, and Raymond C.F. Tong, MD. Each of the nominees and Mr. Trujillo currently serves as a director. Although Mr. Trujillo has not been nominated for election at the Special Meeting, Mr. Trujillo’s term as a director will continue until PharmaCyte’s next annual meeting of stockholders.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board. Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

PharmaCyte’s by-laws require directors to be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). Accordingly, the six nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for election will be the duly elected directors.

Board Recommendation

The Board recommends a vote FOR the election of Kenneth L. Waggoner, JD, Gerald W. Crabtree, PhD., Thomas Liquard, Thomas C. K. Yuen, Michael M. Abecassis, MD, and Raymond C.F. Tong, MD. Proxies will be voted FOR the election of the six nominees, unless otherwise specified.

Vote Required

If a quorum exists, directors are to be elected by a plurality of the votes cast by the shares entitled to vote (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). Accordingly, the six nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for election will be the duly elected directors.

Below is biographical information for each of the director nominees.

Director Nominees

Kenneth L. Waggoner, JD. Mr. Waggoner, age 71, became our Chief Executive Officer and President in November 2013. Shortly thereafter, Mr. Waggoner assumed the additional position of General Counsel. In April 2014, Mr. Waggoner became a full-time employee as the Chief Executive Officer, President and General Counsel of both PharmaCyte and Viridis Biotech, a wholly owned subsidiary of PharmaCyte. Mr. Waggoner has been a member of the Board since September 2014. Mr. Waggoner has over forty-five years of experience in management, business, operations and the practice of law. It was his education, training, experience and leadership skills that led us to elect him to the Board and appoint him Chairman.

Mr. Waggoner began his professional career as an attorney in private practice. From 1986 to 2003, he was a senior partner with Brobeck, Phleger and Harrison (“Brobeck”), where he was the Managing Partner of Brobeck’s Los Angeles office. While at Brobeck, Mr. Waggoner served as a member of the Executive Committee and on the Policy Committee. Mr. Waggoner was the co-Chairman of Brobeck’s worldwide Environmental Law Group.

Mr. Waggoner’s career included leadership and legal positions with Fortune 100 companies most of his professional career. From 2003 to 2005, Mr. Waggoner served as the Vice President and General Counsel of Chevron’s global downstream operations where he was responsible for the overall management of legal services to the North American, Latin American, European and Asian Products Companies. While at Chevron, Mr. Waggoner led the successful restructuring of Chevron’s global Legal Department following Chevron’s acquisition of Texaco.

From 2005 until September 2013, Mr. Waggoner was the principal of the Law Offices of Kenneth L. Waggoner & Associates. During that time, he held leadership and legal positions with several start-up companies and provided legal counsel and business advice to his clients.

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Mr. Waggoner received his Juris Doctorate with honors from Loyola University School of Law in Los Angeles in 1973.

Gerald W. Crabtree, PhD. Dr. Crabtree, age 78, has served as our Chief Operating Officer since February 2011 and has been a member of the Board since February 2013. Given the major importance to developing treatments for cancer and diabetes coupled with Dr. Crabtree’s education, training and experience, Dr. Crabtree was appointed to the Board.

Dr. Crabtree’s background in the biomedical sciences has been substantial, having been involved with various biopharmaceutical companies where he has alternatively supervised and coordinated the development of multiple drug candidates, prepared clinical protocols, investigator brochures, monographs, and research and review articles.

Dr. Crabtree has over 50 years of experience in the biomedical sciences sector with the majority of that being in the cancer area. Dr. Crabtree served as the Director of Project Planning and Management (Oncology and Immunology) at Bristol-Myers Squibb (“BMS”) from 1990 to 1997. While at BMS, Dr. Crabtree established and directed the department that coordinated the development of all oncologic and immunologic drugs from initial discovery through regulatory approval. He also served as Project Manager for the development of the major anticancer agent, Taxol. Taxol ultimately became a multi-billion-dollar drug for BMS and is still widely used to treat a variety of cancers. From 1985 to 1990, Dr. Crabtree was the Director of Pharmacology at Viratek, a subsidiary of ICN Pharmaceuticals, in Costa Mesa, California, where he worked on the development of anticancer drugs first developed at the Nucleic Acid Research Institute, a joint venture between Eastman Kodak and ICN Pharmaceuticals. He also helped coordinate the development of ribavirin, Viratek's landmark antiviral drug. From 1970 through 1985, Dr. Crabtree was a member of the faculty of Brown University where he was involved in both basic and clinical cancer research.

Dr. Crabtree received his PhD in Biochemistry from the University of Alberta, Edmonton, Alberta, Canada, and has published over 80 articles in peer-reviewed journals. He was a National Cancer Institute of Canada Research Fellow, is currently a member of the American Society of Clinical Oncology and was a member of the American Association for Cancer Research from the early 1990s until recently and has served on research grant review committees for the National Institutes of Health and the American Cancer Society.

Thomas Liquard. Mr. Liquard, age 46, has been a member of the Board since April 2015. Mr. Liquard has more than a decade of experience in the pharmaceutical industry, having held various commercialization, product development and leadership roles with large pharmaceutical and biotechnology companies. It was his education, experience and leadership skills that led us to elect him to the Board.

Mr. Liquard currently serves as an independent consultant to the biopharmaceutical industry. From August 2015 to August 2017, Mr. Liquard was the Chief Executive Officer of Immuron, a Melbourne, Australia-based pharmaceutical company. Prior to Immuron, Mr. Liquard served as the Chief Executive Officer and Chief Operating Officer of Alchemia, a major Australian pharmaceutical company. Mr. Liquard worked for Alchemia from October 2013 to November 2014. Mr. Liquard spent the previous seven years with Pfizer, Inc. based in New York, where he held various senior commercial positions. His last was as Senior Director, Portfolio Development Leader and Emerging Markets for the Established Products portfolio. In that role, Mr. Liquard drove business development (M&A, licensing, partnerships) and internal product development initiatives.

Mr. Liquard was appointed to the Board because of his experience and expertise in leading positions with life science-oriented biotech and pharmaceutical companies. We believed that his seven-year tenure with Pfizer, one of the world’s leading pharmaceutical companies, where he played leading roles in the development of that company’s portfolio development, was a needed asset to us. Mr. Liquard received his Master of Business Administration in Finance and Strategy from the Columbia Business School and a Bachelor of Science degree from the University of Southern California.

Thomas C. K. Yuen. Mr. Yuen, age 67, was appointed to the Board in May 2017. Mr. Yuen has more than three decades of experience in entrepreneurship and business leadership, including in the biotech industry. It was his stellar career in business, leadership skills and business acumen and experience that led us to elect him to the Board.

Mr. Yuen’s career is exemplified by his global entrepreneurial experience. He co-founded Irvine-based AST Research, Inc. (“AST”) in 1981. AST was an early pioneer of the computer industry, and the company has been referred to as “the flagship of innovation in the PC era.” Mr. Yuen served as AST's Co-Chairman and Chief Operating Officer from August 1987 to June 1992. Under his leadership, AST became a Fortune 500 company in 1991, and its stock was named the “Best Performing NASDAQ Stock” of that year.

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Mr. Yuen left AST in 1992 and focused his efforts on investing in new projects. Mr. Yuen served in various engineering and project management positions with Hughes Aircraft Company, Sperry Univac and Computer Automation. Later in his career, Mr. Yuen became Chairman and CEO of SRS Labs, a world leader in audio and voice technology. Currently, Mr. Yuen is Chairman and Chief Executive Officer of PrimeGen Biotech, LLC, a private cell therapy company he founded in 2002.

Mr. Yuen has held numerous director positions. He served as a Director of AST from 1981 to June 1992. He served as a Director of Valence Technology, Inc., an energy storage company, from March 1998 to March 2000 and a Director of DTS, Inc., an audio technology company, from April 2012 to July 2013. Mr. Yuen has served as a Director of SRS Labs since January 1994. He is also an Honorary Professor of China Nationality University in Beijing.

In 1988 and 1991, the Computer Reseller News Magazine named Mr. Yuen one of the top 25 executives of the computer industry. In 1997, he received the Director of the Year Award from the Orange County Foundation of Corporate Directors. Mr. Yuen is the recipient of several awards from the University of California, Irvine (“UCI”), including the UCI Medal in 1990, the Outstanding Engineering Alumni Award in 1987 and the Distinguished Alumnus Award in 1986. Also, Mr. Yuen has received the prestigious UCI Extraordinarious Award for his exemplary career in business and his philanthropic and volunteer activities.

Mr. Yuen received his Bachelor of Science degree in Electrical Engineering from the University of California, Irvine.

Michael M. Abecassis, MD. Dr. Abecassis, age 61, is a transplantation surgeon at the Northwestern University Feinberg School of Medicine who has demonstrated leadership qualities in academia, in the clinic and throughout his career in medicine – a career that spans over 30 years. Dr. Abecassis was appointed Board in July 2017 because of these attributes and his extensive experience in the medical field that translates directly to the work being undertaken by us in the cancer arena.

Dr. Abecassis is the Director of the Comprehensive Transplant Center of the Feinberg School of Medicine.  He is also the Chief of Transplant Surgery in the Department of Surgery at Feinberg and a James Roscoe Miller Distinguished Professor of Medicine at Feinberg.

Dr. Abecassis received his Medical Degree from the University of Toronto in 1983 and was awarded a Master of Business Administration degree from the Kellogg School of Management at Northwestern University in 2000. After his postgraduate tenure in Toronto, Dr. Abecassis began his clinical career as Assistant Professor of Surgery and Director of Liver Transplantation and Hepatobiliary Surgery at the University of Iowa. In 1993, Dr. Abecassis became Northwestern University’s Director of Liver Transplantation, where he initiated Northwestern’s liver transplant program. In 2004, Dr. Abecassis was named Chief of the Division of Transplantation at the Feinberg School of Medicine. He became Founding Director of the Comprehensive Transplant Center at Northwestern in 2009 and was appointed Dean for Clinical Affairs at the Feinberg School of Medicine in 2008, serving until 2011.

Dr. Abecassis has received continuous funding from the National Institutes of Health (“NIH”) for the past 16 years. He is the principal investigator in research that includes both laboratory and clinical studies. He is also the principal investigator of the clinical core of the NIH Genomics of Transplantation Cooperative Research Program. Dr. Abecassis has trained numerous clinical and research fellows.

Dr. Abecassis is a member of the Society of University Surgeons and the American Surgical Association and was President of the American Society of Transplant Surgeons 2010-2011. He has served and continues to serve on the Editorial Boards of major scientific journals (Hepatology, Surgery, Transplantation and Liver Transplantation) and is a reviewer for all major journals related to surgery and transplantation. He has served as a member of NIH grant study sections and special emphasis panels relating to both transplantation and virology. He is a permanent member of the National Institute of Allergy and Infectious Diseases study section for career development and training grants.

Dr. Abecassis has been a course director for the American Society of Transplant Surgeons Leadership Development Program since 2010 and was course director for the Advanced Leader Development Program in 2013 at Northwestern’s Kellogg School of Management. He was a voting member of the Medicare Coverage Advisory Committee and served on the United HealthCare Group Physician Advisory Board on Healthcare Performance and Quality. Dr. Abecassis has been a member of various local, regional and national regulatory committees and has published seminal papers on both the regulatory and financial aspects of transplantation, including the Healthcare Reform and the Affordable Care Act.

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Raymond C.K Tong, MD. Dr. Tong, age 60, serves as Chief Executive Officer of Harmony Medical Inc., an Asian investment group active in the introduction and distribution of medical and healthcare products and services in China and throughout Asia. He is also Chairman of the Business Development Committee of Shanghai Kedu Healthcare Group, the largest medical equipment third-party service provider in China, representing products from GE, Philips, Siemens, Kodak and other multi-nationals as well as local companies. He was appointed to the Board in October 2017 It was his stellar career in the medical field, as well as his significant connections to the investment community throughout Asia, leadership skills and business acumen and experience that caused us to elect him to the Board.

Dr. Tong has been a Director of Medifocus Inc. since January 27, 2015. He was also a Director of Shanghai CP Guojian Pharmaceutical, one of the first and largest bio-pharmaceutical manufacturers in China. In addition, Dr. Tong is the founding Director and Chief Executive Officer of VetCell Therapeutics Asia, a cell therapy company focused on providing cell-based treatments for use in veterinary medicine in Asia.

Dr. Tong’s earlier career includes senior management positions in China with Pfizer and Ball Corporation. He was also responsible for the Healthcare Investment Division of CITIC in Hong Kong. CITIC is the largest conglomerate in China and an established global player, with businesses covering healthcare, financial services, resources, energy, manufacturing, engineering and many others.

Dr. Tong received his medical degree from the University of Toronto in Ontario, Canada in 1983. He also received a PhD degree in neurophysiology and an MBA degree. After receiving his medical degree, Dr. Tong founded a chain of medical clinics in the Province of Ontario where he served as Medical Director and Chief Physician. During this period, he also served as a consultant and an investigator in several clinical trials. In 1989, Dr. Tong returned to Hong Kong, where he was born and resided before medical school, and spent the next 19 years in prominent corporate appointments with several multinational medical and pharmaceutical companies discussed above.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics, an Insider Trading Policy and Software Policies that apply to our directors, officers, employees (including those employees responsible for financial reporting), and contractors. These documents can be viewed and downloaded from the “Governance” dropdown menu of our website under the “Company” tab. The content of these documents is not incorporated into this Proxy Statement.

Director Independence

Except for Dr. Abecassis, Dr. Tong, Mr. Yuen and Mr. Liquard, the Board has determined the remaining three directors of PharmaCyte do not satisfy the definition of Independent Director as established in the NASDAQ Marketplace Rules. The Board has determined Dr. Abecassis, Dr. Tong, Mr. Yuen and Mr. Liquard to be Independent Directors.

Under the NASDAQ Marketplace Rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between PharmaCyte and our directors and their respective affiliated companies. This review is based primarily on PharmaCyte’s review of its own records and on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with PharmaCyte and our management. Where relationships exist, the Board determines whether the relationship between PharmaCyte and the directors or the directors’ affiliated companies impairs the directors’ independence. After consideration of the directors’ relationships with PharmaCyte, the Board has affirmatively determined that none of the individuals serving as non-employee directors during the fiscal year ended April 30, 2019 had a material relationship with us and that each of such non-employee directors is independent.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our directors are expected to attend meetings of the Board as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. If an annual meeting of stockholders is held, our directors are expected to attend that meeting, but we do not have a formal policy requiring them to do so. Since September 2013, we have not held an annual meeting of stockholders.

The Board held four meetings during the fiscal year ended April 30, 2019. Each of our current directors attended 100% of the aggregate number of the meetings of the Board and meetings of the committees on which he served.

Our Board currently has three committees: (i) the Audit Committee; (i) the Compensation Committee; and (iii) the Nominating Committee.

Audit Committee

The Audit Committee is currently comprised of Dr. Michael Abecassis, Dr. Tong, Mr. Yuen and Mr. Thomas. The Chairperson of the Audit Committee is Dr. Abecassis. The primary purposes of our Audit Committee are to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of PharmaCyte, including, assisting the Board’s oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; and (v) the performance of our internal audit function and independent registered public accounting firm.

Our Board has determined that each member of our Audit Committee is independent within the meaning of the rules of NASDAQ. Our Board has determined that the Chairman of the Audit Committee, Dr. Abecassis, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act.

Our Audit Committee charter can be viewed and downloaded from the “Governance” dropdown menu of our website under the “Company” tab.

Compensation Committee

The Compensation Committee is currently comprised of Mr. Liquard, Mr. Waggoner and Mr. Yuen. The Chairperson of the Compensation Committee is Mr. Liquard. The primary purposes of our Compensation Committee are: (i) to establish and maintain our executive compensation policies and compensation consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning; and (iii) to advise the Board with respect to director compensation issues.

The Compensation Committee, which is composed of a majority of independent directors, provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers.

Our Compensation Committee charter can be viewed and downloaded from the “Governance” dropdown menu of our website under the “Company” tab.

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Nominating Committee

The Nominating Committee is currently comprised of Dr. Crabtree, Dr. Tong and Mr. Liquard. The Chairperson of the Nominating Committee is Dr. Crabtree.

The primary purposes of the Nominating Committee are to: (i) recommend to the Board the nomination of individuals who are qualified to serve as our directors and on committees of the Board; (ii) advise the Board with respect to the composition, size, structure and procedures of the Board; (iii) advise the Board with respect to the composition, size and membership of the Board’s committees; (iv) advise the Board with respect to corporate governance principles applicable to PharmaCyte; and (v) oversee the evaluation of the Board as a whole and the evaluation of its individual members standing for re-election. The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under Securities and Exchange Commission (“SEC”) rules.

The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the Chairman of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the Chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board. The Board uses a comparable process for evaluating all director candidates, regardless of the source of the recommendation. The Board is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used during the fiscal year ended April 30, 2019 to identify or screen potential director candidates. The Board will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Procedures for Contacting the Board

We have a process for shareholders who wish to communicate with our Board. Shareholders who wish to communicate with our Board may write to the Board at our address set forth at the beginning of this Proxy Statement. These communications will be reviewed by our Chief Executive Officer and Chief Financial Officer. They will determine whether the communications should be presented to our Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Procedures for Recommending and Nominating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Board will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Board with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws. Such documentation and the name of the director candidate should be sent by U.S. mail to the Board at PharmaCyte’s address set forth at the beginning of this Proxy Statement.

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The following table sets forth information concerning compensation paid or to our directors, other than our Named Executive Officers (as hereinafter defined) who also serve as directors, during the year ended April 30, 2019.

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)

Thomas Liquard	$50,000	26,950	(2)	21,569	(2)	$98,519
Thomas C.K Yuen	$50,000	26,950	(3)	23,129	(3)	$100,079
Michael M. Abecassis, MD	$50,000	34,150	(4)	18,280	(4)	$102,430
Raymond C.K. Tong, MD	$50,000	32,450	(5)	18,372	(5)	$100,822

(1)	The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the fiscal year ended April 30, 2019, as computed in accordance with FASB ASC Topic 718 and the assumptions stated in Note 4 and Note 5 of the Consolidated Financial Statements to this Report.

(2)	As of April 30, 2019, Mr. Liquard held unexercised options to purchase an aggregate of 1,250,000 shares.

(3)	As of April 30, 2019, Mr. Yuen held unexercised options to purchase an aggregate of 1,000,000 shares.

(4)	As of April 30, 2019, Dr. Abecassis held unexercised options to purchase an aggregate of 1,000,000 shares.

(5)	As of April 30, 2019, Dr. Tong held unexercised options to purchase an aggregate of 1,000,000 shares.

Each non-employee director is party to an agreement to serve as a director and to receive $12,500 per quarter on a pro-rated basis for periods of less than a quarter. In addition, we will annually grant each non-employee director: (i) 500,000 shares of our restricted common stock; and (ii) a stock option to purchase 500,000 shares of our restricted common stock exercisable over a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, both of which will be fully vested at the time of grant.

Other than as described above, directors do not receive any additional compensation for participation in either Board or Committee meetings of the Board.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below (each, a “Named Executive Officer”), as well as the director compensation program for our directors. As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

For our fiscal year ended April 30, 2019, our Named Executive Officers and their positions were as follows:

•	Kenneth L. Waggoner, JD, Chief Executive Officer, President, General Counsel and Chairman of the Board;

•	Gerald W. Crabtree, PhD, Chief Operating Officer and Director; and

•	Carlos A. Trujillo, CPA, Chief Financial Officer and Director.

The following tables provide information about all compensation earned during our fiscal years ended April 30, 2019 and 2018 by our Named Executive Officers and directors, respectively.

2019 Summary Compensation Table

Name	Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Kenneth L. Waggoner, JD(2)	Chief Executive Officer,	2019	$375,000	$178,200	$121,698	$674,898
	President and	2018	$375,000	$316,500	$312,800	$1,004,360
	General Counsel

Gerald W. Crabtree, PhD(2)	Chief Operating Officer	2019	$138,000	$29,700	$40,566	$208,266
		2018	$138,000	$52,760	$104,266	$295,026

Carlos A. Trujillo, CPA (2)	Chief Financial Officer	2019	$275,000	$118,800	$81,132	$474,932
		2018	$275,000	$211,040	$208,534	$694,574

(1) The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718 and the assumptions stated in Note 4 and Note 5 of the Consolidated Financial Statements to PharmaCyte’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019, as filed with the SEC.

(2) We did not pay or accrue any other compensation, in the form of bonuses, incentive plan compensation or nonqualified deferred compensation earnings to any Named Executive officer for services as an executive officer during the fiscal years ended April 30, 2019 and 2018; neither were there any perquisites or other personal benefits or compensation for a Named Executive Officer’s services as a director. On October 15, 2018, we adopted a retirement plan for eligible employees named the PharmaCyte Biotech, Inc 401(k) Plan (“Plan”). The Plan is a safe harbor plan that allows eligible employees to contribute a portion of their salaries into the Plan. We are not required to and do not contribute to the highly compensated employees accounts and we do not match the contributions of the Named Executive Officers.

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Outstanding Equity Awards at 2019 Fiscal Year End

Option Awards	Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth L. Waggoner	10,000,000	–	$0.110	03/10/2020	–	$–	–	$–
	2,400,000	–	$0.110	03/10/2020	–	$–	–	$–
	6,000,000	–	$0.063	12/31/2020	–	$–	–	$–
	4,500,000	–	$0.104	03/09/2022	–	$–	–	$–
	4,500,000	–	$0.054	12/31/2023	–	$–	–	$–
	375,000	4,125,000	$0.0495	03/20/2024	–	$–	–	$–
	–	–	$–	–	3,300,000	$135,300	–	$–

Gerald W. Crabtree	10,000,000	–	$0.110	03/10/2020	–	$–	–	$–
	2,400,000	–	$0.110	03/10/2020	–	$–	–	$–
	4,800,000	–	$0.063	12/31/2020	–	$–	–	$–
	1,500,000	–	$0.104	03/09/2022	–	$–	–	$–
	1,500,000	–	$0.054	12/31/2023	–	$–	–	$–
	125,000	1,375,000	$0.0495	03/20/2024	–	$–	–	$–
	–	–	$–	–	550,000	$22,550	–	$–

Carlos A. Trujillo	2,400,000	–	$0.110	03/10/2020	–	$–	–	$–
	4,800,000	–	$0.063	12/31/2020	–	$–	–	$–
	3,000,000	–	$0.104	03/09/2022	–	$–	–	$–
	3,000,000	–	$0.054	12/31/2023	–	$–	–	$–
	250,000	2,750,000	$0.0495	03/20/2024	–	$–	–	$–
	–	–	$–	–	2,200,000	$90,200	–	$–

 _______________________

(1)	Subject to the Named Executive Officer’s continued employment, 1/12th of the grant vests monthly after the grant date.

(2)	The market value is based on the closing stock price of $0.041 on April 30, 2019, the last day of trading in this fiscal year.

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Employment Arrangements

Kenneth L. Waggoner, JD

We have entered into an Executive Compensation Agreement with Mr. Waggoner (“Waggoner Compensation Agreement”). The term of the Waggoner Compensation Agreement extends until December 31, 2018 with annual extensions at the end of the term or any extension of the term, unless we or Mr. Waggoner provide 90-days written notice of termination. The Waggoner Compensation Agreement provides that Mr. Waggoner will be employed as a member of our Board, as our Chief Executive Officer, President and General Counsel and as the Chief Executive Officer and General Counsel of our subsidiary Viridis Biotech. Under this agreement, Mr. Waggoner is paid a base salary of $375,000 subject to annual increases in the discretion of our Compensation Committee. The Waggoner Compensation Agreement also provides that, during his continued employment, Mr. Waggoner receives an annual stock grant of 3,600,000 shares of restricted common stock, vesting at the rate of 300,000 shares per month, and an annual stock option grant to purchase 4,500,000 shares of common stock exercisable over a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, vesting at the rate of 375,000 option shares per month.

If Mr. Waggoner’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Waggoner Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i) base salary continuation for 2 years, (ii) payment of the annual bonus, if any, earned by Mr. Waggoner for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of any unvested stock or option awards and (iv) continued health coverage for Mr. Waggoner and his family and life insurance coverage for Mr. Waggoner, if any, for 12 months at PharmaCyte’s expense.

Notwithstanding the foregoing, if Mr. Waggoner’s employment is terminated by us without Cause or by him for Good Reason because of a “Change in Control” (as such term is defined in the Waggoner Compensation Agreement), then the base salary and bonus, if any, component of severance would be paid in lump sum. Also, Mr. Waggoner would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Mr. Waggoner’s employment is terminated due to death, his designated beneficiary or estate would receive the severance benefits set forth above, excluding the base salary and bonus continuation and life insurance premium continuation, however, his estate would receive the proceeds, if any, from any life insurance.

If Mr. Waggoner’s employment is terminated due to “Disability” (as such term is defined in the Waggoner Compensation Agreement) he would receive continued health coverage and life insurance coverage, if any, for 12 months at our expense.

Additionally, Mr. Waggoner is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that prohibit him from such action during the term of his employment and for twenty-four months after termination of his employment.

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Assuming one of the following events occurred on April 30, 2019, Mr. Waggoner’s payments and benefits have an estimated value of:

	Base Salary Severance Payment ($)		Bonus Severance Payment ($)		Health/Life Insurance Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($)(1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Total ($)
Death	–		–		32,457	(4)	–		–	135,300	167,757
Disability	–		–		32,457	(4)	–		–	135,300	167,757
Without Cause or for Good Reason	750,000	(5)	–	(3)	32,457	(4)	–		–	135,300	917,757
Without Cause or for Good Reason in connection with a Change in Control	750,000	(6)	–	(3)	32,457	(4)	–	(7)	–	135,300	917,757
Change in Control (without termination)	–		–		–		–		–	–	–

 _________________________

(1)	This amount represents the value of an option to purchase 4,125,000 otherwise unvested shares of our common stock, based on $0.041, the closing price of our common stock on April 30, 2019 and the exercise price of such option at $0.0495 per share. No value has been attributed to stock option acceleration as the closing price for PharmaCyte's stock was below the strike price of Mr. Waggoner’s unvested option.

(2)	This amount represents the value of 3,300,000 shares of otherwise unvested shares of our common stock, based on $0.041, the closing price of our common stock on April 30, 2019.

(3)	There was no bonus payable to Mr. Waggoner in the 2019 fiscal year; nor did he have a target bonus for the 2019 fiscal year; accordingly, no severance would be payable under the Waggoner Compensation Agreement with respect to any bonus.

(4)	This amount represents 12 months of PharmaCyte paid health insurance continuation premiums for Mr. Waggoner and Mr. Waggoner’s dependent. There was no life insurance policy for Mr. Waggoner in the 2019 fiscal year; accordingly, no life insurance benefits would be payable under the Waggoner Compensation Agreement.

(5)	This amount is equal to 24 months of Mr. Waggoner’s monthly base salary and is paid as base salary continuation for the 24 months following such termination of employment.

(6)	This amount is equal to 24 months of Mr. Waggoner’s monthly base salary and is paid in a lump sum.

(7)	If Mr. Waggoner was subject to an excise under Section 280G of the Code, he would be entitled to receive a full excise tax gross-up, pursuant to the Waggoner Compensation Agreement. However, based on current estimates, we do not believe that Mr. Waggoner would have been subject to a 280G excise tax based on the benefits he would have received upon a change in control that occurred on April 30, 2019. Accordingly, no gross-up would need to have been made.

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Gerald W. Crabtree, PhD

We have entered into an Executive Compensation Agreement with Dr. Crabtree (“Crabtree Compensation Agreement”). The term of the Crabtree Compensation Agreement extends until December 31, 2018 with annual extensions at the end of the term or any extension of the term unless we or Dr. Crabtree provide 90-days written notice of termination. The Crabtree Compensation Agreement provides that Dr. Crabtree will be employed as a member of our Board, as our Chief Operating Officer and as the Chief Operating Officer of our subsidiary Viridis Biotech. Dr. Crabtree is paid a base salary of $138,000 subject to annual increases in the discretion of our Compensation Committee. The Crabtree Compensation Agreement also provides that, during his continued employment, Dr. Crabtree will receive annual stock grants of 600,000 shares of restricted common stock, vesting at the rate of 50,000 shares per month, and an annual stock option grant to purchase 1,500,000 shares of common stock exercisable over a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, vesting at the rate of 125,000 option shares per month.

If Dr. Crabtree’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Crabtree Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i) base salary continuation for 2 years, (ii) payment of the annual bonus, if any, earned by Dr. Crabtree for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of the any unvested stock or option awards and (iv) continued health coverage for Dr. Crabtree and his family and life insurance coverage for Dr. Crabtree, if any, for 12 months at PharmaCyte’s expense.

Notwithstanding the foregoing, if Dr. Crabtree’s employment is terminated by us without Cause or by him for Good Reason because of a “Change in Control” (as such term is defined in the Crabtree Compensation Agreement), then the base salary and bonus, if any, component of severance would be paid in lump sum. Also, Dr. Crabtree would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Dr. Crabtree’s employment is terminated due to death, his designated beneficiary or estate would receive the severance benefits set forth above, excluding the base salary continuation and life insurance premium continuation, however, he would receive the proceeds, if any, from any life insurance.

If Dr. Crabtree’s employment is terminated due to “Disability” (as such term is defined in the Crabtree Compensation Agreement) he would receive continued health coverage and continued life insurance coverage, if any, for 12 months at our expense.

Also, Dr. Crabtree is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that prohibit him from such action during the term of his employment and for twenty-four months after termination of employment.

18

Assuming one of the following events occurred on April 30, 2019, Dr. Crabtree’s payments and benefits have an estimated value of:

	Base Salary Severance Payment ($)		Bonus Severance Payment ($)		Health/Life Insurance Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($)(1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Total ($)
Death	–		–		–	(4)	–		–	22,550	22,550
Disability	–		–		–	(4)	–		–	22,550	22,550
Without Cause or for Good Reason	276,000	(5)	–	(3)	–	(4)	–		–	22,550	298,550
Without Cause or for Good Reason in connection with a Change in Control	276,000	(6)	–	(3)	–	(4)	–	(7)	–	22,550	298,550
Change in Control (without termination)	–		–		–		–		–	–	–

_______________________________

(1)	This amount represents the value of an option to purchase 1,375,000 otherwise unvested shares of our common stock, based on $0.041, the closing price of our common Stock on April 30, 2019 and the exercise price of such option at $0.0495 per share. No value has been attributed to stock option acceleration as the closing price for PharmaCyte’s stock was below the strike price of Dr. Crabtree’s unvested option.

(2)	This amount represents the value of 550,000 shares of otherwise unvested shares of our common stock, based on $0.041, the closing price of our common Stock on April 30, 2019.

(3)	There was no bonus payable to Dr. Crabtree in the 2019 fiscal year, nor did he have a target bonus for the 2019 fiscal year; accordingly, no severance would be payable under the Crabtree Compensation Agreement with respect to his bonus.

(4)	There was no health insurance policy for Dr. Crabtree as he did not participate in PharmaCyte’s provided health insurance coverage and there was no life insurance policy for Dr. Crabtree in the 2019 fiscal year; accordingly, no health insurance continuation premiums or life insurance benefits would be payable under the Crabtree Compensation Agreement.

(5)	This amount is equal to 24 months of Dr. Crabtree’s monthly base salary and is paid as base salary continuation for the 24 months following such termination of employment.

(6)	This amount is equal to 24 months of Dr. Crabtree’s monthly base salary and is paid in lump sum.

(7)	If Dr. Crabtree was subject to an excise tax under Section 280G of the Code, he would be entitled to receive a full excise tax gross-up, pursuant to the Crabtree Compensation Agreement. However, based on current estimates, we do not believe that Dr. Crabtree would have been subject to a 280G excise tax based on the benefits he would have received upon a change in control that occurred on April 30, 2019. Accordingly, no gross-up would need to have been made.

19

Carlos A. Trujillo, CPA

We have entered into an Executive Compensation Agreement with Mr. Trujillo (“Trujillo Compensation Agreement”). The term of the Trujillo Compensation Agreement extends until December 31, 2018 with annual extensions at the end of the term or any extension of the term unless we or Mr. Trujillo provide 90-days written notice of termination.

The Trujillo Compensation Agreement provides that Mr. Trujillo will be employed as a member of our Board, as our Chief Financial Officer and as the Chief Financial Officer of our subsidiary Viridis Biotech. Mr. Trujillo is paid an annual base salary of $275,000, subject to annual increases at the discretion of the Compensation Committee. The Trujillo Compensation Agreement also provide that during his continued employment, Trujillo will receive annual grants of 2,400,000 shares of restricted common stock, vesting at the rate of 200,000 shares per month, and an annual stock option grant to purchase 3,000,000 shares of common stock exercisable over a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, vesting at the rate of 250,000 option shares per month.

If Mr. Trujillo’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Trujillo Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i)  base salary continuation for 2 years, (ii) payment of the annual bonus, if any, earned by Mr. Trujillo for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of any unvested stock or option awards and (iv) continued health coverage and life insurance coverage, if any, for 12 months at our expense.

Notwithstanding the foregoing, if Mr. Trujillo’s employment is terminated by us without Cause or by him for Good Reason because of a “Change in Control” (as such term is defined in the Trujillo Compensation Agreement) then the base salary component of severance would be paid in lump sum. Also, Mr. Trujillo would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Mr. Trujillo’s employment is terminated due to death, his designated beneficiary or estate would receive the severance benefits set forth above, excluding the base salary continuation and life insurance premium continuation, however, he would receive the proceeds, if any, from any life insurance.

If Mr. Trujillo’s employment is terminated due to “Disability” (as such term is defined in the Trujillo Compensation Agreement) he would receive continued health coverage and continued life insurance coverage, if any, for 12 months at our expense.

Also, Mr. Trujillo is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that prohibit him from such action during the term of his employment and for twenty-four months after termination of employment.

20

Assuming one of the following events occurred on April 30, 2019, Mr. Trujillo’s payments and benefits have an estimated value of:

	Base Salary Severance Payment ($)		Bonus Severance Payment ($)		Health/Life Insurance Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($)(1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Total ($)
Death	–		–		38,310	(4)	–		–	90,200	128,510
Disability	–		–		38,310	(4)	–		–	90,200	128,510
Without Cause or for Good Reason	550,000	(5)	–	(3)	38,310	(4)	–		–	90,200	678,510
Without Cause or for Good Reason in connection with a Change in Control	550,000	(6)	–	(3)	38,310	(4)	–	(7)	–	90,200	678,510
Change in Control (without termination)	–		–		–		–		–	–	–

_____________________________

(1)	This amount represents the value of an option to purchase 2,750,000 otherwise unvested shares of our common stock, based on $0.041, the closing price of our common Stock on April 30, 2019 and the exercise price of such option at $0.0495 per share. No value has been attributed to stock option acceleration as the closing price for PharmaCyte's stock was below the strike price of Mr. Trujillo’s unvested option.

(2)	This amount represents the value of 2,200,000 shares of otherwise unvested shares of our common stock, based on $0.041, the closing price of our common Stock on April 30, 2019.

(3)	There was no bonus payable to Mr. Trujillo in the 2019 fiscal year, nor did he have a target bonus for the 2019 fiscal year; accordingly, no severance would be payable under the Trujillo Compensation Agreement with respect to his bonus.

(4)	This amount represents 12 months of PharmaCyte-paid health insurance continuation premiums for Mr. Trujillo and his dependents. There was no life insurance policy for Mr. Trujillo in the 2019 fiscal year; accordingly, no life insurance benefits would be payable under the Trujillo Compensation Agreement.

(5)	This amount is equal to 24 months of Mr. Trujillo’s monthly base salary and is paid as base salary continuation for the 24 months following such termination of employment.

(6)	This amount is equal to 24 months of Mr. Trujillo’s monthly base salary and is paid in lump sum.

(7)	If Mr. Trujillo was subject to an excise tax under Section 280G of the Code, he would be entitled to receive a full excise tax gross-up, pursuant to the Trujillo Compensation Agreement. However, based on current estimates, we do not believe that Mr. Trujillo would have been subject to a 280G excise tax based on the benefits he would have received upon a change in control that occurred on April 30, 2019. Accordingly, no gross-up would need to have been made.

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ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Armanino as our independent registered public accounting firm for Fiscal 2020 and has further directed that management submit the selection of an independent registered public accounting firm for ratification by our shareholders at the Special Meeting. A representative of Armanino will be available by teleconference at the Special Meeting. He or she will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Armanino as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Armanino to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of PharmaCyte and its shareholders.

Independent Registered Public Accounting Firm Fees

A summary of the fees billed by our independent audit firm, Armanino, for professional services rendered for the years ended April 30, 2019 and 2018 is set forth below.

Service	2019	2018
Audit Fees	$94,799	$71,310
Quarterly Review Fees	$59,248	$81,304
Tax Fees	$–	$–
All Other Fees	$–	$16,291
Total	$154,047	$168,905

During the years ended April 30, 2019 and 2018, we paid Armanino $94,799 and $71,310 in annual audit fees, respectively, and $59,248 and $81,304 in quarterly review fees, respectively. During the year ended April 30, 2018, we paid Armanino additional fees of $16,291 relating to the S-3 Registration Statement and Supplemental Prospectus (presented as All Other Fees).

Our Audit Committee pre-approves all services to be performed by our independent auditor. All the services listed above have been pre-approved by our Audit Committee.

Required Votes

The selection of Armanino shall be ratified if the votes cast by the holders of the shares represented at the meeting (in person or by proxy) and entitled to vote favoring the ratification exceed the votes cast opposing the ratification (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that matter). This means that the number of shares voted “FOR” the ratification must exceed the number of shares voted “Against” the ratification.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of Armanino as our independent registered public accounting firm for the fiscal year ending April 30, 2020. Proxies will be voted FOR ratification of this selection unless otherwise specified.

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REPORT OF THE AUDIT COMMITTEE

Our Audit Committee oversees PharmaCyte’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PharmaCyte’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of PharmaCyte’s audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Board reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended April 30, 2019, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Board discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 “Communications with Audit Committees.” The Audit Committee telephonically met with the independent registered public accounting firm to discuss the results of their examinations and the overall quality of PharmaCyte’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee recommended to the Board that the audited financials be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2019. In reliance on the reviews and discussions referred to above, the Board approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended April 30, 2019 recently filed with the United States Securities and Exchange Commission (“SEC”).

Submitted by the Audit Committee of the Board of Directors,

Michael M. Abecassis, MD

Raymond C.K. Tong, MD

Thomas C.K. Yuen

Thomas Liquard

23

SECURITY OWNERSHIP

The following table sets forth as of August 16, 2019, certain information with respect to the beneficial ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our Common Stock, by each of our directors, by each of our Named Executive Officers and by all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock (1)
Kenneth L. Waggoner, JD, Chairman of the Board, Chief Executive Officer, President and General Counsel	54,662,500	4.02%
Gerald W. Crabtree, PhD, Chief Operating Officer and Board Member	36,987,500	2.74%
Carlos A. Trujillo, CPA, Chief Financial Officer and Board Member	23,975,000	1.78%
Thomas Liquard, Board Member	3,250,000	*
Thomas C.K. Yuen, Board Member	3,000,000	*
Michael M. Abecassis, MD, Board Member	5,400,000	*
Raymond C.K. Tong, MD, Board Member	2,000,000	*

All directors and executive officers as a group (7 persons)	129,275,000	9.21%

________________________________

* Indicates percentage is less than 1.0%.

(1)	Percentages based on 1,328,171,172 shares of Common Stock issued and outstanding as of August 16, 2019. Percentages include the option to purchase shares that are unexercised, but which are exercisable within 60 days of August 16, 2019, presented as follows:

Kenneth L. Waggoner, JD	30,962,500
Gerald W. Crabtree, PhD	21,387,500
Carlos A. Trujillo, CPA	15,575,000
Thomas Liquard	1,750,000
Thomas C.K. Yuen	1,500,000
Michael M. Abecassis, MD	2,700,000
Raymond C.K. Tong, MD	1,000,000

The address of all beneficial owners is 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653. Each person has sole voting and investment power with respect to the shares of Common Stock.

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the Audit Committee for consideration for referral to our Board of Directors for its consideration.

We had the following related party transactions during the years ended April 30, 2019 and 2018, respectively.

We own 14.5% of the equity in SG Austria and is reported on the cost method of accounting. SG Austria has two subsidiaries: (i) Austrianova; and (ii) Austrianova Thailand. We purchased products and services from these subsidiaries in the approximate amounts of $168,000 and $1,389,000 in the years ended April 30, 2019 and 2018, respectively.

In April 2014, we entered a consulting agreement with Vin-de-Bona pursuant to which it agreed to provide professional consulting services to PharmaCyte. Vin-de-Bona is owned by Prof. Günzburg and Dr. Salmons, both of whom are involved in numerous aspects of our scientific endeavors relating to cancer and diabetes (Prof. Günzburg is the Chairman of Austrianova, and Dr. Salmons is the Chief Executive Officer and President of Austrianova). The term of the agreement is for 12 months, automatically renewable for successive 12-month terms. After the initial term, either party can terminate the agreement by giving the other party 30 days’ written notice before the effective date of termination. The amounts we paid Vin-de-Bona for the years ended April 30, 2019 and 2018 were approximately $18,000 and $35,000, respectively. In addition, during the year ended April 30, 2019 we issued 2 million common shares to Dr. Günzburg and 500,000 common shares to Dr. Salmons. We recorded a noncash consulting expense of approximately $140,000 relating to these share issuances.

Except for Dr. Abecassis, Dr. Tong, Mr. Yuen and Mr. Liquard, the Board has determined that our other three directors do not satisfy the definition of independent director as established in the NASDAQ Marketplace Rules. Dr. Abecassis, Dr. Tong, Mr. Yuen and Mr. Liquard have been determined by the Board to be independent directors.

25

ITEM 4 — ADJOURNMENT

At the Special Meeting, we may ask our stockholders to vote on a proposal to adjourn the Special Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve any of the other proposals.

If at the Special Meeting the number of shares of our Common Stock present or represented by proxy and voting in favor of a proposal is insufficient to approve such proposal, then our Board may hold a vote on each proposal that has garnered sufficient votes, if any, and then move to adjourn the Special Meeting as to the remaining proposals in order to solicit additional proxies in favor of those remaining proposals.

Alternatively, even if there are sufficient shares of our Common Stock present or represented by proxy voting in favor of all of the proposals, our Board may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Special Meeting to a later date and time. In that event, PharmaCyte will ask its stockholders to vote only upon the adjournment proposal and not any other proposal.

Any adjournment may be made without notice (if the adjournment is not for more than 30 days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

26

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple PharmaCyte stockholders sharing the same address. PharmaCyte will promptly deliver a separate copy of this Proxy Statement to you if you direct your request to Corporate Secretary, PharmaCyte Biotech, Inc., 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653, or call (917) 595-2850. If you want to receive separate copies of a Proxy Statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact PharmaCyte at the above address and telephone number.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Special Meeting. If any other business does properly come before the Special Meeting, the persons named as proxies will vote as they deem in our best interests.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other information with the SEC. You may read and copy any documents filed or furnished by us at the SEC’s website at www.sec.gov. In addition, you may obtain free copies of the documents we file or furnish with the SEC by going to https://ir.pharmacytebiotech.com/all-sec-filings. The SEC filings, other than this Proxy Statement and the documents incorporated by reference, are not part of this Proxy Statement and are not incorporated by reference.

By Order of the Board,

/s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chairman of the Board, Chief Executive Officer, President and General Counsel

August 23, 2019
Laguna Hills, California

27

APPENDIX A

ARTICLES AMENDMENT

A-1

CERTIFICATE OF AMENDMENT

(pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

of

PharmaCyte Biotech, Inc.

PharmaCyte Biotech, Inc., (“Corporation”), a corporation organized and existing under the laws of the State of Nevada hereby certifies as follows:

1.	The name of the Corporation is PharmaCyte Biotech, Inc.

2.	Article IV of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to provide as follows:

The authorized capital stock of the Corporation is One Billion Five Hundred Million (1,500,000,000) shares, of which One Billion Four Hundred Ninety Million (1,490,000,000) shares with a par value of $0.0001 per share, shall be designated, “Common Stock” and of which Ten Million (10,000,000) shares with a par value of $0.0001 per share, shall be designated “Preferred Stock.” The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors of the Corporation (“Board”) in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited and whether the class will vote with the Common Stock of the Corporation as one class, or otherwise;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

A-2

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

3.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is [_____]%.

4.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [_________] day of [_________________], 2019.

By:	/s/ Kenneth L. Waggoner, JD
Name:	Kenneth L. Waggoner, JD
Title:	Chief Executive Officer

A-3

PHARMACYTE BIOTECH, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of PharmaCyte Biotech, Inc. (“Company”) hereby revokes all previously granted proxies and appoints Kenneth L. Waggoner and Carlos A. Trujillo, and each of them, as his/her/its attorney, agent and proxy, each with the power to appoint his/her/its substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of Common Stock of the undersigned at the special annual meeting of stockholders of the Company (“Special Meeting”) to be held at Courtyard by Marriott located at 7955 Irvine Center Drive, Irvine, California 92618 on September 11, 2019, at 11 a.m. Pacific Daylight Time and at any and all postponements or adjournments thereof.

1.	Approval of an Amendment to the Company’s Articles of Incorporation, as Amended, to Provide the Board of Directors the Power to Designate the Rights and Preferences of the Company’s Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Election of Directors

Nominees:

To be elected for terms expiring in 2020:

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual
nominee(s), mark “For All Except” and write the
number(s) of the nominees(s) on the line below.

____________________________________

01) Kenneth L. Waggoner, JD

02) Gerald W. Crabtree, PhD

03) Thomas Liquard

04) Thomas C. K. Yuen

05) Michael M. Abecassis, MD

06) Raymond C.F. Tong, MD

3.	Ratification of Armanino LLP as Independent Registered Public Accounting Firm for the Year Ending April 30, 2020

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the Adjournment of the Special Meeting If Necessary or Appropriate, Including to Solicit Additional Proxies in the Event that there are not Sufficient Votes at the Time of the Special Meeting or Adjournment or Postponement Thereof to Approve Any of the Foregoing Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy revokes any proxy to vote such shares at the Special Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the Proxy Statement which accompanies the notice.

DATED: _________________________, 2019	(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO _______________________________.